                                            EMPLOYMENT AGREEMENT

       This EMPLOYMENT AGREEMENT (the "Agreement") is made as of August 1,
2002 between PEPCO HOLDINGS, INC. (the "Company") and DENNIS R. WRAASE
(the "Executive").

                                                RECITALS:

          The Board of Directors of the Company (the "Board of Directors") recognizes that outstanding management of the Company is essential to advancing the best interests of the Company, its shareholders and its subsidiaries. The Board of Directors believes that it is particularly important to have stable, excellent management at the present time. The
Board of Directors believes that this objective may be achieved by giving key management employees assurances of financial security for a period of time, so that they will not be distracted by personal risks and will continue to devote their full time and best efforts to the performance of their duties.

          The Human Resources Committee of the Board of Directors (the "Committee") has
recommended, and the Board of Directors has approved, entering into amended and restated employment agreements with the Company's key management executives in order to achieve the foregoing objectives. Accordingly, this Agreement amends, restates and supercedes the employment agreement previously entered into between the Company and the Executive, dated December 10, 1999 (the "Prior Agreement"). Upon execution of this Agreement, the Prior Agreement shall be of no further force or effect. The
Executive is a key management executive of the Company and is a valuable member of the Company's management team. The Company acknowledges that the Executive's contributions to the past and future growth and success of the Company have been and will continue to be substantial. The Company and the Executive are entering into this
Agreement to induce the Executive to remain an employee of the Company and to continue to devote his full energy to the Company's affairs. The Executive has agreed to continue to be employed by the Company under the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the foregoing and the mutual undertakings contained in this Agreement, the parties agree as follows:

1.       Term of this Agreement. The term of this Agreement shall begin on the date first set forth above and shall end on the fifth anniversary thereof; provided, however, that, on such fifth anniversary, the term of this Agreement shall be automatically extended until the Executive's normal retirement date of April 1, 2009, unless either party gives notice to the other at least 6 months prior to such anniversary that the term of this Agreement shall not be extended (the initial 5 year term of this Agreement and, if extended, the extension thereof, shall hereinafter be referred to as the "Term of this Agreement").
Notwithstanding the forgoing, if the Executive's employment is terminated during the
Term of this Agreement and all of the Company's and the Executive's obligations hereunder have been satisfied prior to the end of the Term of this Agreement, this
Agreement shall expire upon satisfaction of all such obligations.

2.       Duties. The Company and the Executive agree that, while employed during the
Term of this Agreement, the Executive will serve in a senior management position with the Company. The Executive (a) will devote his knowledge, skill and best efforts on a full-time basis to performing his duties and obligations to the Company (with the exception of absences on account of illness or vacation in accordance with the Company's policies and civic and charitable commitments not involving a conflict with the
Company's business), and (b) will comply with the directions and orders of the Board of
Directors and Chief Executive Officer of the Company with respect to the performance of his duties.

3.       Affiliates. Employment by an Affiliate of the Company or a successor to the
Company will be considered employment by the Company for purposes of this
Agreement, and the Executive's employment with the Company shall be considered terminated only if the Executive is no longer employed by the Company or any of its
Affiliates or successors. The term "Company" as used in this Agreement will be deemed to include Affiliates and successors. For purposes of this Agreement, the term "Affiliate"
means the subsidiaries of the Company and other entities under common control with the
Company.

4.       Compensation and Benefits.

           (a)      During the Term of this Agreement, while the Executive is employed by the
Company, the Company will pay to the Executive the following salary and incentive awards for services rendered to the Company:

                      (i)     The Company will pay to the Executive an annual salary in an amount not less than the base salary in effect for the Executive as of the date on which this
           Agreement is executed (in the event the Executive's rate of annual base salary is increased, such increased rate shall not be decreased during the Term of this
           Agreement); and

                      (ii)    The Executive will be entitled to receive incentive awards if and to the extent that the Board of Directors determines in good faith that the Executive's performance merits payment of an award according to the terms of the incentive compensation plans applicable to senior executives of the Company.

If the Executive is employed by an Affiliate or a successor (as described in Section 3), the term "Board of Directors" as used in this Section 4(a) and in Section 5(a) means the
Board of Directors of the Executive's employer.

           (b)      During the Term of this Agreement, while the Executive is employed by the
Company, the Executive will be eligible to participate in a similar manner as other senior executives of the Company in retirement plans, fringe benefit plans, supplemental benefit plans and other plans and programs provided by the Company for its executives or employees from time to time.

5.       Termination of Employment.

          (a)       If, during the Term of this Agreement, the Company terminates the
Executive's employment other than for Cause (as defined in Section 7), the Company will pay to the Executive in cash within 30 days after the Executive's termination of employment

                     (i)     a lump sum payment equal to three (3) times the sum of: (A) the highest annual base salary rate in effect for the Executive at any time during the three-year period preceding employment termination, plus (B) the highest of (1) the annual bonus for the year in which the termination of employment occurs, or (2)
          the highest annual bonus received by the Executive during the three calendar years preceding the calendar year in which the termination of employment occurs; and
          any unpaid salary through the date of employment termination, unpaid annual bonus for the prior year and a pro-rated portion of the annual bonus for the year in which termination of employment occurs.

                     (ii)    For purposes of Sections 5(a)(i)(B)(1), 5(a)(ii), and 5(b)(ii), the annual bonus for the year in which termination of employment occurs will be the "target"
          annual bonus for such year unless, before the Executive's termination of employment, the Board of Directors made a good faith final determination of the amount of the Executive's actual annual bonus for such year. If the Board of
          Directors made such a determination, the applicable award will be computed based on the Board of Directors' determination, rather than on the "target" amount for such year.

          (b)       If, during the Term of this Agreement, the Company terminates the
Executive's employment other than for Cause (as defined in Section 7), the Executive will be entitled to receive the following additional benefits determined as of the date of his termination of employment:

                      (i)     Any outstanding restricted stock that would become vested (that is, transferable and nonforfeitable) if the Executive remained an employee through the
          Term of this Agreement will become vested as of the date of the Executive's termination of employment (or as of the date described in the next sentence, if applicable). In addition, if the Company has agreed to award the Executive restricted stock at the end of a performance period, subject to the Company's achievement of performance goals, and the date as of which the restricted stock is to become vested falls within the Term of this Agreement, the stock will be awarded and become vested at the end of the performance period if and to the extent that the performance goals are met.

                      (ii)     A supplemental retirement benefit payable in cash in a lump sum equal to the difference between (A) the present value of the vested retirement benefits that the Executive had accrued at the time of termination of employment under the Company's qualified defined benefit retirement plan (the "Retirement
          Plan"), any excess or supplemental retirement plans in which the Executive participates and/or other supplemental retirement benefits to which the Executive is entitled under any contract or agreement (together, the "SERPs"), assuming for this purpose that the Executive would begin receiving benefits at the first early retirement date provided under the applicable plan or, if the Executive is eligible to receive retirement benefits upon termination of employment under the applicable plan, assuming the Executive will begin receiving benefits at the time of termination of employment, and (B) the benefit the Executive would be entitled to receive under the Retirement Plan and the SERPs, assuming for all such benefit determinations: (1) that the Executive's Final Average Earnings are equal to the
          Executive's annual rate of base salary in effect in accordance with this Agreement immediately before the employment termination, plus the highest annual bonus awarded to the Executive for the three years preceding the year in which the termination occurs or, if higher, the annual bonus for the year in which the termination occurs, and (2) that the Executive had reached age 62 and had completed 40 years of service (or, if greater, the age and years of service the
          Executive would have reached at the end of the Term of this Agreement in effect at the time of the employment termination). For purposes of the calculations required under this Section 5(b)(ii), the same actuarial assumptions that are used under the
          Company's qualified retirement plan shall be used.

                      (iii)     The Executive will be provided any other benefits provided to retirees (i.e., medical and other welfare benefits) on the same terms as any retiree who has attained age 62 and completed 40 years of service (or, if greater, the
          Executive's actual age and the actual number of years of service the Executive had completed at the time of the employment termination).

                      (iv)     If the split dollar insurance arrangement between the Company and the Executive is in effect at the time of the Executive's employment termination, the Company shall continue to pay all premium amounts with respect to the
          Executive's policy under the Company's split dollar insurance program for the lesser of ten (10) years from the date of termination of employment or the period of time remaining until the Executive's "Roll Out Qualification Date," (as defined in the split dollar program) whichever first occurs.

          (c)        If the Executive voluntarily terminates employment with the Company during the Term of this Agreement under circumstances described in this subsection (c), the Executive will be entitled to receive the benefits described in subsections (a) and (b)
above as if the Company had terminated the Executive's employment other than for
Cause. Subject to the provisions of this subsection (c), these benefits will be provided if the Executive voluntarily terminates employment after (i) the Company reduces the
Executive's base salary (except a reduction consistent and proportional with an overall reduction, due to extraordinary business conditions, in the compensation of all other senior executives of the Company), (ii) the Executive is not in good faith considered for incentive awards as described in Section 4(a)(ii), (iii) the Company fails to provide benefits as required by Section 4(b), (iv) the Company relocates the Executive's place of employment to a location further than 50 miles from Washington, DC, (v) the Company demotes the Executive to a position that is not a senior management position (other than on account of the Executive's disability, as defined in Section 6 below), or (vi) the
Company notifies the Executive pursuant to Section 1 hereof that the Term of this
Agreement shall not be extended beyond its initial five (5) year term. In order for this subsection (c) to be effective: (1) the Executive must give written notice to the Company indicating that the Executive intends to terminate employment under this subsection (c),
(2) the Executive' s voluntary termination under this subsection must occur within 60 days after the Executive knows or reasonably should know of an event described in clause (i), (ii), (iii), (iv), (v), or (vi) above, or within 60 days after the last in a series of such events, and (3) the Company must have failed to remedy the event described in clause (i), (ii), (iii), (iv), (v), or (vi), as the case may be, within 30 days after receiving the
Executive's written notice. If the Company remedies the event described in clause (i),
(ii), (iii), (iv), or (v), as the case may be, within 30 days after receiving the Executive's written notice, the Executive may not terminate employment under this subsection (c) on account of the event specified in the Executive's notice. Termination under the circumstances above shall be deemed an involuntary termination without Cause for purposes of non-qualified benefit plans.

          (d)        Notwithstanding subsection (a), (b), and (c) of this Section 5, if the independent public accountants for the Company (the "Accountants") determine that if the payments and/or benefits to be provided under subsections (a), (b), and (c) of this
Section 5 (and/or any other payments and/or benefits provided or to be provided to the
Executive under any applicable plan, program, agreement or arrangement maintained, contributed to or entered into by the Company or any group or entity whose actions result in a change of ownership or effective control (as those terms are defined in Code Section
280G and regulations promulgated thereunder) or any affiliate of the Company) (a
"Payment" or collectively "Payments") were provided to the Executive (x) the Executive would incur an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (such excise tax, together with any interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), and (y) the net after tax benefits to the Executive attributable to the Payments would not be at least $10,000 greater than the net after tax benefits that would accrue to the Executive if the Payments that would otherwise cause the Executive to be subject to the Excise Tax were not provided, the
Payments shall be reduced so that the Payments provided to the Executive are the greatest
(as determined by the Accountants) that may be provided without any such Payment being subject to the Excise Tax. If the Payments are to be reduced under this subsection
5(d), the Executive shall be given the opportunity to designate which Payments shall be reduced and in what order of priority.

                      (i)       If the Executive receives reduced Payments pursuant to subsection
          5(d), or if it had been determined that no such reduction was required, but it nonetheless is established pursuant to the final determination of a court or an
          Internal Revenue Service proceeding that, notwithstanding the good faith of the
          Executive and the Company in applying the terms of subsection 5(d), the aggregate
          Payments to the Executive would result in any Payment being subject to the Excise
          Tax, and that a reduction pursuant to subsection 5(d) should have occurred, then the Executive shall be deemed for all purposes to have received a loan made on the date of the receipt of the Payments in an amount such that, after taking into consideration such loan, no portion of the aggregate Payments would be subject to the Excise Tax. The Executive shall have an obligation to repay such loan to the
          Company on demand, together with interest on such amount at the applicable
          Federal rate (as defined in Section 1274(d) of the Code) from the date of the
          Executive's receipt of such loan until the date of such repayment.

                       (ii)     If the Executive's Payments are reduced or are to be reduced pursuant to subsection 5(d), and it is determined that the Payments were or are to be reduced pursuant to subsection 5(d) to a greater extent than was or is necessary to avoid the Excise Tax or it is determined that the Executive's Payments should not be or should not have been reduced pursuant to subsection 5(d), then the
          Company shall promptly pay to the Executive the amount necessary so that, after such adjustment, the Executive will have received or be entitled to receive the maximum payments payable under this subsection 5(d), together with interest at the applicable Federal rate (as defined in Section 1274(d) of the Code) on amounts that were incorrectly reduced pursuant to subsection 5(d).

                       (ii)     Gross-Up Payment.

                                 (A)     Anything in this Agreement to the contrary notwithstanding, if it shall be determined that any Payments would be subject to the Excise Tax or any interest or penalties are incurred, and it is determined that the Payments should not be reduced
                                            pursuant to subsection 5(d), then the Executive shall be
                                            entitled to receive an additional payment (a "Gross-Up
                                            Payment") in an amount such that after payment by the
                                            Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without
                                            limitation, any income taxes, employment taxes (and any
                                            interest and penalties imposed with respect thereto) and
                                            Excise Taxes imposed upon the Gross-Up Payment, the
                                            Executive retains an amount of the Gross-Up Payment equal
                                            to the Excise Tax imposed upon the Payments.

                                 (B)     All determinations required to be made under this subsection
                                            5(d)(iii), including whether and when a Gross-Up Payment is required and the amount of such Gross-up Payment and the
                                            assumptions to be utilized in arriving at such determination, shall be made by the Accountants, who shall provide detailed supporting calculations both to the Company and the
                                            Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such
                                            earlier time as is requested by the Company. All fees and
                                            expenses of the Accountants shall be borne solely by the
                                            Company. Any Gross-Up Payment, as determined pursuant
                                            to this subsection 5(d)(iii), shall be paid by the Company to the Executive within five days of the receipt of the
                                            Accountants' determination. Any determination made
                                            independently and in good faith by the Accountants shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Sections 280G and 4999 of the Code, at the time of the initial determination by the
                                            Accountants hereunder, it is possible that Gross-Up
                                            Payments which will not have been made by the Company
                                            should have been made ("Underpayment") consistent with
                                            the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to
                                            subsection 5(d)(iii)(C) and the Executive thereafter is
                                            required to make a payment of any Excise Tax, the
                                            Accountants shall determine the amount of the
                                            Underpayment that has occurred and any such Underpayment
                                            shall be promptly paid by the Company to or for the benefit of the Executive.

                                 (C)      The Executive shall notify the Company in writing of any
                                             claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up
                                             Payment. Such notification shall be given as soon as
                                             practicable but no later than thirty business days after the
                                             Executive is informed in writing of such claim and shall
                                             apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the
                                             Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the
                                             Company notifies the Executive in writing prior to the
                                             expiration of such period that it desires to contest such claim, the Executive shall:

                                             (1)    give the Company any information reasonably
                                                      requested by the Company relating to such claim,

                                             (2)   take such action in connection with contesting such
                                                     claim as the Company shall reasonably request in
                                                     writing from time to time, including, without
                                                     limitation, accepting legal representation with respect
                                                     to such claim by an attorney reasonably selected by
                                                     the Company,

                                             (3)    cooperate with the Company in good faith in order
                                                     effectively to contest such claim, and

                                             (4)    permit the Company to participate in any proceedings
                                                      relating to such claim;

                                             provided, however, that the Company shall bear and pay
                                             directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-
                                             tax basis, for any Excise Tax or income tax (including
                                             interest and penalties with respect thereto) imposed as a
                                             result of such representation and payment of costs and
                                             expenses. Without limitation on the foregoing provisions of this subsection 5(d)(iii), the Company shall control all
                                             proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the
                                             taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible
                                             manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, further, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with
                                             respect to such advance or with respect to any imputed
                                             income with respect to such advance; and provided, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the
                                             Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable
                                             hereunder and the Executive shall be entitled to settle or contest, as the case may be any other issue raised by the
                                             Internal Revenue Service or any other taxing authority.

                                 (D)       If, after the receipt by the Executive of an amount advanced by the Company pursuant to subsection 5(d)(iii)(C), the
                                             Executive becomes entitled to receive any refund with
                                             respect to such claim, the Executive shall (subject to the
                                             Company's complying with the requirements of subsection
                                             5(d)(iii)) promptly pay to the Company the amount of such
                                             refund (together with any interest paid or credited thereon after taxes applicable thereto). If after the receipt by the
                                             Executive of an amount advanced by the Company pursuant
                                             to subsection 5(d)(iii), a determination is made that the
                                             Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be
                                             repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

6.         Disability or Death. Upon the Executive's death or disability, the provisions of
Sections 1, 2, 4, and 5 of this Agreement will terminate. This contract provides no benefits due to disability or death in addition to any death, disability and other benefit provided under the Company benefit plans in which the executive participates. The
Executive shall be considered disabled if the Executive is entitled to long-term disability benefits under the Company's disability plan or policy.

7.         Cause. For purposes of this Agreement, the term "Cause" means (i) intentional fraud or material misappropriation with respect to the business or assets of the Company,
(ii) persistent refusal or willful failure of the Executive to perform substantially his duties and responsibilities to the Company, other than an asserted responsibility which would give rise under Section 5(c) above to a right to terminate and have such termination considered an involuntary termination without Cause, which continues after the
Executive receives notice of such refusal or failure, (iii) conduct that constitutes disloyalty to the Company, and that materially damages the property, business or reputation of the Company, or (iv) conviction of a felony involving moral turpitude.

8.         Termination. This Agreement shall terminate upon the successful completion of the Term of this Agreement; provided, however, that if the Executive's employment is terminated during the Term of this Agreement and the Company's and the Executive's obligations under Sections 5, 9 or 10 hereof have not been satisfied as of the last day of the Term of this Agreement, such obligations shall survive the expiration of the Term of this Agreement and shall remain in effect until such time as all such obligations have been satisfied. No additional payments are required by the termination of this
Agreement. The Executive, if he has remained an employee during the Term of this
Agreement and has attained a minimum of age 55, shall be considered vested in the benefits provided under the Company's Supplemental Executive Retirement Plan,
Executive Performance Supplemental Retirement Plan and Supplemental Benefit Plan.

9.          Fees and Expenses. The Company will pay all reasonable fees and expenses, if any, (including, without limitation, legal fees and expenses) that are incurred by the
Executive to enforce this Agreement and that result from a breach of this Agreement by the Company, unless such fees and expenses result from a claim made by the Executive that is deemed by an arbitrator, mediator, or court, as applicable, to be frivolous or made in bad faith, in which case each party shall pay its own fees and expenses.

10.        Tax Withholding. The Company may withhold from all amounts payable under this Agreement an amount necessary to satisfy its income and payroll tax withholding obligations.

11.        Assignment. The rights and obligations of the Company under this Agreement will inure to the benefit of and will be binding upon the successors and assigns of the
Company. If the Company is consolidated or merged with or into another corporation, or if another entity purchases all or substantially all of the Company's assets, the surviving or acquiring corporation will succeed to the Company's rights and obligations under this
Agreement. The Executive's rights under this Agreement may not be assigned or transferred in whole or in part, except that the personal representative of the Executive's estate will receive any amounts payable under this Agreement after the death of the
Executive.

12.        Rights Under this Agreement. The right to receive benefits under the Agreement will not give the Executive any proprietary interest in the Company or any of its assets.
Benefits under the Agreement will be payable from the general assets of the Company, and there will be no required funding of amounts that may become payable under the
Agreement. The Executive will for all purposes be a general creditor of the Company.
The interest of the Executive under the Agreement cannot be assigned, anticipated, sold, encumbered or pledged and will not be subject to the claims of the Executive's creditors.

13.        Notice. For purposes of this Agreement, notices and all other communications to the Executive must be in writing addressed to the Executive or his personal representative at his last known address. All notices to the Company must be directed to the attention of the Chief Executive Officer. Such other addresses may be used as either party may have furnished to the other in writing. Notices are effective when mailed if sent by United
States registered mail, return receipt requested, postage prepaid. Notices sent otherwise are effective when received. Notwithstanding the forgoing, notices of change of address are effective only upon receipt.

14.        Miscellaneous. To the extent not governed by federal law, this Agreement will be construed in accordance with the law of the State of Maryland without reference to its conflict of laws rules. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and the writing is signed by the Executive and the Company. A waiver of any breach of or compliance with any provision or condition of this Agreement is not a waiver of similar or dissimilar provisions or conditions. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement. As of the date first above written, the Prior Agreement shall be amended, restated and superceded in its entirety and shall no longer be of any force or effect.

          WITNESS the following signatures.

PEPCO HOLDINGS, INC.                                              EXECUTIVE

By:   JOHN M. DERRICK, JR.                                             D. R. WRAASE
      Chairman of the Board and Chief                               Dennis R. Wraase
      Executive Officer